UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 10, 2012

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mark R. Fetting as President and CEO, Board Member and Chairman of the Board.

On September 10, 2012, Mark R. Fetting, President and Chief Executive Officer of Legg Mason, Inc. (the “Company”), a member of the Board of Directors (the “Board”) and Chairman of the Board, notified the Board of his intention to step down from these positions, effective October 1, 2012.  From that date until December 31, 2012, Mr. Fetting will serve as a consultant and render consulting services to the Company.

Appointment of Joseph A. Sullivan as Interim CEO.

In connection with Mr. Fetting’s stepping down, the Board has appointed, effective October 1, 2012, Joseph A. Sullivan, age 54, as Interim Chief Executive Officer, pending the appointment of a permanent Chief Executive Officer or until otherwise determined by the Board.  Before being appointed as Interim Chief Executive Officer, Mr. Sullivan oversaw the global distribution operations of the Company.  He was elected Senior Executive Vice President of the Company in September 2008 and until January 2011 was responsible for overseeing administrative functions as Chief Administrative Officer. From December 2005 to September 2008 he was responsible for overseeing the fixed income capital markets operations of Stifel Nicolaus, a broker-dealer. From 1993 to December 2005 he oversaw the fixed income capital markets operations of Legg Mason Wood Walker, the Company's broker-dealer subsidiary that was sold in December 2005.  In connection with his appointment as Interim Chief Executive Officer, Mr. Sullivan received a restricted stock grant as discussed below and an increase in his annual base salary to $500,000.

Compensatory Arrangements of Certain Named Executive Officers.

On September 10, 2012, the Company, in order to retain and motivate the named executive officers listed below, made restricted stock grants to them as follows:

Named Executive Officer	Number of Restricted Shares
Ronald Dewhurst, Head of Global Investment Managers	58,117
Thomas P. Lemke, Executive Vice President and General Counsel	27,121
Peter H. Nachtwey, Chief Financial Officer	58,117
Joseph A. Sullivan, Interim CEO	116,234

The restricted shares will vest in full on March 31, 2014, subject to the executive’s continued employment on such date.  Should the executive be terminated without cause or terminate his employment for good reason, 100% of the restricted shares will vest.  Should the executive be terminated due to death or disability, a pro-rata  portion of the restricted shares will vest based on the period of service during the vesting period with the remainder of the Restricted Shares being forfeited.  If the executive’s employment terminates for any other reason, the restricted shares will be forfeited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC. (Registrant)

	By:	/s/ Thomas C. Merchant
		Name:	Thomas C. Merchant
Date: September 14, 2012		Title:	Vice President and General Counsel, Corporate

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